UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2006

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On April 7, 2006, the Registrant issued a press release providing previous guidance regarding its net sales and non-GAAP loss per share for the third quarter of fiscal year 2006, which ended on March 24, 2006 and for the fourth quarter of fiscal year 2006, which will end on June 30, 2006. The Registrant anticipates net sales for the third quarter of fiscal year 2006 of between $60 and $61 million and earnings that are in line with the First Call consensus estimate of a non-GAAP loss of $0.10 per share. In addition, the Registrant anticipates that its financial results for the fourth quarter of 2006 will be in line with the current First Call consensus forecast of $69 million in net sales and a non-GAAP loss of $0.03 per share. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The non-GAAP First Call earnings estimates exclude certain items such as restructuring and asset impairment charges, amortization of intangible assets, stock compensation expense, and gains or losses on sales of assets. The Registrant is not providing corresponding GAAP measures to the forward looking non-GAAP measures provided by First Call because the Registrant has not yet finalized the accounting for restructuring, asset impairment, and asset dispositions that will affect reported GAAP results for the third quarter of fiscal 2006 and projected results for the fourth quarter of fiscal 2006.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

See disclosure under Item 2.02.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Number	Description of Document
99.1	Press Release dated April 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

April 11, 2006	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary